UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

DYADIC INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DYADIC INTERNATIONAL, INC.
1044 North U.S. Highway One, Suite 201
Jupiter, Florida 33477
(561) 743-8333

Dear Shareholder:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (“Annual Meeting”) of Dyadic International, Inc. (“Dyadic”), which will be held on Tuesday, June 11, 2024, at 10 a.m. Eastern Daylight Savings Time. The Annual Meeting will be conducted in virtual format only. You will not be able to attend the Annual Meeting in person. Shareholders can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/DYAI2024.

At the Annual Meeting, you will be asked to consider and vote on the proposals described in the Notice of 2024 Annual Meeting of Shareholders and Proxy Statement, which accompany this letter. We urge you to read these materials carefully. During the Annual Meeting, you will be able to submit questions real-time through the meeting portal.

We hope that you will be able to attend the Annual Meeting, but in any event, we ask that you please vote your shares using the internet or, if you received paper copies of the proxy materials, by calling the toll-free telephone number specified in the proxy card or completing and mailing the proxy card in the postage-paid envelope provided to ensure that your shares will be represented at the Annual Meeting. Instructions on using each of these voting methods are outlined in the Proxy Statement. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

On behalf of the board of directors, I would like to express our appreciation for your continued support and interest in Dyadic. We look forward to your participation at the Annual Meeting.

Sincerely,
/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer

Jupiter, Florida

April 24, 2024

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, JUNE 11, 2024

VIRTUAL MEETING ONLY - NO PHYSICAL MEETING LOCATION

To the Shareholders of Dyadic International, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders (“Annual Meeting”) of Dyadic International, Inc., a Delaware corporation (“Dyadic,” “we,” “us”, “our”, or the “Company”), will be held on Tuesday, June 11, 2024 at 10 a.m. Eastern Daylight Savings Time, via live webcast at www.virtualshareholdermeeting.com/DYAI2024 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice of 2024 Annual Meeting of Shareholders:

1. To elect two Class II directors to our Board of Directors to serve until the Company’s 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

3. To cast an advisory vote to approve the compensation of the Company’s Named Executive Officers; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to virtually attend the Annual Meeting. To participate in the Annual Meeting, you will need your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or on your proxy card or voting instruction form, as applicable.

Only shareholders of record at the close of business on April 17, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of ten days prior to the Annual Meeting, at the Company’s principal place of business at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477. If our headquarters are closed for any reason during such period, the list of registered shareholders entitled to vote at the Annual Meeting will be made available for inspection upon request via email to prawson@dyadic.com, subject to our satisfactory verification of shareholder status.

We encourage shareholders to vote in advance of the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please promptly cast your vote in one of the ways described below:

•	Vote by Internet: www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Monday, June 10, 2024. Have the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form, as applicable, in hand when you access the above website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	Vote by Telephone: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instruction. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Monday, June 10, 2024. Have your proxy card in hand when you call and follow the instructions.

•	Vote by Mail.

If you received paper copies of the proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•	Vote During the Annual Meeting.

You can vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/DYAI2024. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form, as applicable.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

If you hold your shares through a broker, bank, or other nominee, you should receive separate voting instructions from the firm holding your shares describing the procedure for voting those shares. You may complete and mail a voting instruction form to your broker or nominee or, in most cases, submit voting instructions by telephone or the internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed.

Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. Your proxy is revocable in accordance with the procedures set forth in the attached Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer

Jupiter, Florida

April 24, 2024

INTERNET AVAILABILITY OF PROXY MATERIALS

*****IMPORTANT NOTICE*****

This Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available online at https://dyadic.com/investors/annual-meeting-and-proxy/ and can be accessed at www.proxyvote.com.

DYADIC INTERNATIONAL, INC.

1044 North U.S. Highway One, Suite 201

Jupiter, Florida 33477

(561) 743-8333

PROXY STATEMENT

2024 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

JUNE 11, 2024

VIRTUAL MEETING ONLY - NO PHYSICAL MEETING LOCATION

The Board of Directors of the Company (the “Board”) is soliciting proxies for the 2024 Virtual Annual Meeting of Shareholders of Dyadic International, Inc. (“Annual Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

This Proxy Statement contains information related to the Annual Meeting to be held on Tuesday, June 11, 2024 at 10 a.m. Eastern Daylight Savings Time, and at any adjournments or postponements thereof. The Annual Meeting will be conducted in virtual format only. Shareholders will not be able to attend the Annual Meeting in person. Shareholders can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/DYAI2024.

The Board set April 17, 2024 as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote. There were 29,236,814 shares of the Company’s common stock outstanding as of the record date.

We are furnishing proxy materials to our shareholders primarily via the internet under the Securities and Exchange Commission’s (“SEC”) “Notice and Access” rules. On or about April 24, 2024, we expect to mail to our shareholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and Annual Report for the fiscal year ended December 31, 2023 (“Annual Report”). The Notice Regarding the Availability of Proxy Materials also will instruct you on how to access and submit your proxy through the internet.

We are providing internet distribution of our proxy materials to expedite receipt by shareholders, reduce costs and conserve paper. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. Additionally, the Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.dyadic.com by clicking the “Investors” link.

INTERNET AVAILABILITY OF PROXY MATERIALS

*****IMPORTANT NOTICE*****

The Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, we are asking shareholders:

•	To elect two Class II directors for a term ending in 2027;
•	To ratify the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2024;
•	To cast a non-binding, advisory vote to approve the 2023 compensation of the Company’s Named Executive Officers; and
•	To transact such other business properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Who is entitled to notice of and to vote at the Annual Meeting?

You are entitled to vote, by proxy, at the Annual Meeting if you owned shares of our common stock as of the close of business (5:00 p.m. Eastern Daylight Savings Time) on April 17, 2024, the record date of the Annual Meeting. Holders of record of our common stock on the record date are entitled to one vote per share at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. Shareholders will need a control number to attend the Annual Meeting. For registered shareholders, the control number can be found on their Notice Regarding the Availability of Proxy Materials or proxy card.

What shares may I vote?

You may vote all shares you owned as of the record date. These include: (1) shares owned directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank, or another nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If our shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record regarding those shares. As the shareholder of record, you have the right to grant your proxy directly to us to vote your shares at the Annual Meeting, using the control number on the Notice Regarding the Availability of Proxy Materials or proxy card to log into www.virtualshareholdermeeting.com/DYAI2024.

If you hold our shares in a stock brokerage account or through a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name”, and these proxy materials have been forwarded to you by your stockbroker, bank, or another nominee. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee how to vote and you are also invited to attend the Annual Meeting via the internet and vote during the meeting. Beneficial owners who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website. Instructions should be provided on the voting instruction form provided by your stockbroker, bank, or another nominee.

How do I vote?

Shareholders at the close of business on April 17, 2024 can vote at the Annual Meeting via proxy in the manner described herein.

Any shareholder who holds shares in “street name” through a broker, bank or other nominee should receive separate instructions from the firm holding his or her shares describing the procedure for voting those shares. You should follow the voting instructions provided by your broker, bank or other nominee when voting your shares. You may complete and mail a voting instruction form to your broker, bank, or another nominee or, in most cases, submit voting instructions by telephone or the internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed.

Shareholders of record may vote in the following ways:

•	Vote by Internet: www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight-Saving Time, on Monday, June 10, 2024. Have the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials or your proxy card in hand when you access the above website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	Vote by Telephone: 1-800-690-6903

If you received paper copies of the proxy materials, use any touch-tone telephone to transmit your voting instruction. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Monday, June 10, 2024. Have your proxy card in hand when you call and follow the instruction.

•	Vote by Mail.

If you received paper copies of the proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•	Vote During the Annual Meeting.

You can vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/DYAI2024. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials or on your proxy card.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

If you have any questions about how to vote or direct a vote in respect of your Dyadic common stock, you may contact either our corporate office at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477, Attention: Heidi Zosiak, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

Can I submit questions at the Annual Meeting?

Yes. During the live virtual meeting, you will be able to submit questions real-time through the meeting portal.

Can I change my vote after I return my proxy card?

Yes. If you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice to the Secretary. If you voted via the internet or by phone, you may change your vote with a timely and valid later internet or telephone vote, or by voting by ballot at the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote by ballot at the Annual Meeting.

If your shares are held in street name, you should contact the institution that holds your shares to change your vote.

Is my vote confidential?

Yes. All votes remain confidential unless you provide otherwise.

How are votes counted?

Before the Annual Meeting, our Board will appoint one or more inspectors of election for the Annual Meeting. The inspector(s) will determine the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes for or against any matter for which the shareholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in street name by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes for or against that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum.

What percentage of our outstanding common stock do our directors and executive officers own?

As of April 17, 2024, our directors and executive officers owned, or had the right to acquire within 60 days through the exercise of options, approximately 28.8% of our outstanding common stock. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” below for more details.

What are the Board’s recommendations?

The Board recommends a vote FOR:

•	Election of two Class II directors for a term ending in 2027;
•	Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•	Non-binding, advisory vote to approve the 2023 compensation of the Company’s Named Executive Officers.

Unless you give other instructions on your proxy card, the person named as a proxy on the proxy card will vote FOR the proposals set forth above.

We do not expect that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the Annual Meeting. No proxy that is voted against all the proposals will be voted in favor of any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the Annual Meeting, a quorum will be present at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Shares held by persons attending the Annual Meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the Annual Meeting for purposes of determining the presence or absence of a quorum.

Applicable stock exchange rules determine whether a proposal presented at a shareholder meeting is routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the beneficial owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. Therefore, if you do not give your broker or other entity specific instructions, your shares will not be voted on non-routine matters. However, the broker non-votes will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists. The election of directors and the non-binding, advisory vote to approve the 2023 compensation of the Company’s Named Executive Officers are considered non-routine proposals. The proposal to ratify the appointment of Crowe LLP to serve as our independent auditor is considered a routine proposal.

What vote is required to approve the proposals?

Proposal 1: Election of Class II Directors. The affirmative vote of a plurality of the shares present in person or represented by proxy, at the Annual Meeting and entitled to vote thereat is required for the election of the Class II director nominees. You may vote FOR or WITHHOLD with respect to the election of each director. Only votes FOR are counted in determining whether a plurality has been cast in favor of a director. Votes WITHHELD and broker non-votes are not counted for purposes of the election of directors, although they are counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Proposal 2: Ratification of Appointment of Crowe LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are not required to submit this matter to a vote of shareholders for ratification; however, our Board is doing so, based upon the recommendation of its audit committee, as a matter of good corporate practice. You may vote FOR, AGAINST, or ABSTAIN with respect to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm. A properly executed proxy marked ABSTAIN with respect to this proposal will be considered as a vote AGAINST the proposal. Brokers have discretion to vote shares with respect to this proposal unless a shareholder directs their broker otherwise.

Proposal 3: Non-Binding, Advisory Vote to Approve 2023 Named Executive Officers Compensation. The affirmative vote of a majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required to approve, on an advisory basis, the compensation of our Named Executive Officers. You may vote FOR, AGAINST, or ABSTAIN with respect to approval of the compensation of the Company’s Named Executive Officers. A properly executed proxy marked ABSTAIN with respect to this proposal will be considered as a vote AGAINST the proposal. Broker non-votes will not be considered as votes for or against this proposal, although it will be counted for purposes of determining whether there is a quorum. Because your votes are advisory on Proposal 3, they will not be binding on the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Named Executive Officers’ compensation or regarding the frequency of the advisory vote on the Named Executive Officers’ compensation.

Other Items. In the event other items are properly brought before the Annual Meeting, the affirmative vote of a majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat will be required for approval. A properly executed proxy marked ABSTAIN with respect to any such matter will be considered as a vote AGAINST the proposal.

Who pays for the preparation of the proxy and soliciting proxies?

This solicitation is made by the Company. We will pay the cost of preparing, assembling and mailing the Notice Regarding the Availability of Proxy Materials and printed proxy materials, as applicable. In addition to the use of mail, our directors, officers, and employees may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

What should I have received to enable me to vote?

We are furnishing proxy materials to our shareholders primarily via the internet under the SEC’s “Notice and Access” rules. On or about April 24, 2024, we expect to mail to our shareholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including the Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and Annual Report. The Notice Regarding the Availability of Proxy Materials also will instruct you on how to access and submit your proxy through the internet.

We are providing internet distribution of our proxy materials to expedite receipt by shareholders, reduce costs and conserve paper. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice Regarding the Availability of Proxy Materials.

How can I obtain additional copies?

The Notice of 2024 Annual Meeting of Shareholders, Proxy Statement and our Annual Report are available online at https://dyadic.com/investors/annual-meeting-and-proxy/ and may be accessed at https://materials.proxyvote.com/26745T.

For copies of this Proxy Statement and the enclosed proxy card, please contact either our corporate office at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477, Attention: Heidi Zosiak, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 17, 2024 (except as noted below), by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each of our directors, director nominees and named executive officers; and
•	all our current directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported based on regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within sixty (60) days of April 17, 2024. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

As of April 17, 2024, the Company had 29,236,814 shares of common stock outstanding, with an additional 12,253,502 shares held in treasury. The beneficial ownership table below includes those shares of common stock underlying options that are exercisable within sixty (60) days of April 17, 2024, but excludes those shares issued or repurchased after April 17, 2024.

			Number of	Percentage of
		Options	Common	Common
	Number of	Exercisable	Share	Share
	Shares of	and Conversion	Equivalents	Equivalents
	Common	Rights	Beneficially	Beneficially
Name and Address of Beneficial Owner (1)	Stock Held	Within 60 Days	Owned	Owned (%) (2)
5% Shareholders:
Mark A. Emalfarb (3)	4,656,947	600,000	5,256,947	17.6%
The Francisco Trust U/A/D February 28, 1996 (4)	3,548,528	558,659	4,107,187	13.8%
Bandera Master Fund L.P. (5)	1,566,908	—	1,566,908	5.4%

Named Executive Officers and Directors:
Mark A. Emalfarb (3)	4,656,947	600,000	5,256,947	17.6%
Michael P. Tarnok	216,103	537,500	753,603	2.5%
Jack L. Kaye	33,581	537,500	571,081	1.9%
Seth J, Herbst, M.D.	132,174	405,000	537,174	1.8%
Arindam Bose, Ph.D.	27,174	537,500	564,674	1.9%
Barry C. Buckland, Ph.D.	27,174	265,000	292,174	1.0%
Patrick Lucy	27,174	145,000	172,174	*
Ping W. Rawson	120,217	604,390	724,607	2.4%
Joseph Hazelton	99,168	29,688	128,856	*

All current executive officers and directors as a group	5,363,565	4,280,135	9,643,700	28.8%
(10 persons) (6)

Notes:

(*)	Less than 1%.
(1)	Except as otherwise noted, the address for each shareholder is c/o Dyadic International, Inc., 1044 North U.S. Highway One, Suite 201, Jupiter, FL 33477.
(2)

Based on shares of common stock outstanding as of April 17, 2024. Shares of common stock subject to options that are exercisable and notes that are convertible within 60 days after such date are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)

Includes 4,656,947 shares held by Mr. Emalfarb beneficially through the MAE Trust U/A/D October 1, 1987 (the “MAE Trust”), of which Mr. Emalfarb is the sole beneficiary and serves as sole trustee. Mr. Emalfarb has sole voting and dispositive power over all shares held through the MAE Trust. In addition, Mr. Emalfarb holds 600,000 shares of common stock underlying options that are presently exercisable. The address of the MAE Trust is 193 Spyglass Court, Jupiter, FL 33477.

(4)

Based on a Schedule 13G/A filed by the Francisco Trust U/A/D February 28, 1996 (the “Francisco Trust”) on February 1, 2024. Per the Schedule 13G/A, the Francisco Trust has sole voting and dispositive power over 3,548,528 shares of common stock. The Francisco Trust also owns $1,000,000 convertible note that can be converted into 558,659 shares of common stock. The trustee of the Francisco Trust is Thomas Emalfarb, and the beneficiaries thereof are the spouse and descendants of Mark A. Emalfarb. The address of the Francisco Trust is 606 Dauphine Avenue, Northbrook, IL 60062. Mr. Emalfarb disclaims beneficial ownership of such shares.

(5)

Based on a Schedule 13G/A filed by Bandera Partners LLC, a Delaware limited liability company (“Bandera Partners”), Gregory Bylinsky and Jefferson Gramm on February 13, 2024. Per the Schedule 13G/A, Bandera Partners has sole voting and dispositive power over 1,566,908 shares of common stock, and Messrs. Bylinsky and Gramm each have shared voting and dispositive power over 1,566,908 shares of common stock. The address for each of Bandera Partners, Mr. Bylinsky and Mr. Gramm is 50 Broad Street, Suite 1820, New York, NY 10004.

(6)	Includes all current directors, all named executive officers and our remaining current executive officer, Ronen Tchelet, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has determined that the audit committee of the Board (the “Audit Committee”) is best suited to review and approve transactions with related persons, to the extent reportable under Item 404 of Regulation S-K. Prior to entering into such a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee (“Audit Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Audit Committee Chairman may reasonably request. If the Audit Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Audit Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Audit Committee Chairman possesses delegated authority to act between Committee meetings.

The Audit Committee will consider all the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration, or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Audit Committee Chairman, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Audit Committee Chairman will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction covered by our policy that has not been previously approved or previously ratified under this procedure, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Audit Committee Chairman, as applicable, promptly, and the Audit Committee or Audit Committee Chairman will consider all the relevant facts and circumstances available to the Audit Committee or Audit Committee Chairman as provided above. Based on the conclusions reached, the Audit Committee or Audit Committee Chairman, as applicable, will evaluate all options, including but not limited to, ratification, amendment, or termination of the related person transaction.

The Company was not a participant to any related person transactions reportable under Item 404 of Regulation S-K during its last fiscal year, the previous fiscal year or the subsequent stub period through the date of this Proxy Statement, and no such transaction is currently proposed.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes certain corporate governance matters relating to the Company, including information about director independence, Board and Committee structure, function and composition, charters, policies, and procedures. For additional information on the Company’s corporate governance, including copies of the charters approved by the Board for the Audit Committee, the Compensation Committee of the Board (“Compensation Committee”), the Nominating Committee of the Board (“Nominating Committee”), the Sciences and Technology Committee of the Board (“Science and Technology Committee”), and the Company’s Code of Conduct and Ethics, please visit the “Investors” section of the Company’s web site at https://dyadic-international-inc.ir.rdgfilings.com/ under Corporate Governance.

Board of Directors and Committees

Board of Directors and Leadership Structure

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s shareholders, and its primary purpose is to build long-term shareholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds annual meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings. The Board held fourteen (14) meetings during 2023 and each of our directors attended all those meetings in person or by teleconference.

We have a classified Board currently fixed at seven members. In light of the previously announced decision of Dr. Barry C. Buckland to retire as a director effective at the Annual Meeting, the Board has resolved to reduce the size of the Board to six members effective at the Annual Meeting. We believe the current composition of our Board—including the diversity of experience, skills and background of our current directors—is well suited to serving the unique needs of our business, and the best interests of our shareholders. Given our current size, industry and strategic position, we believe a smaller Board will foster deeper collaboration, greater efficiency and effective oversight, while producing stronger returns.

Effective March 26, 2024, the Board appointed Patrick Lucy as its Chairman, succeeding the former Chairman Michael Tarnok. We separate the roles of Chairman of the Board and Chief Executive Officer. We believe that having an independent Chairman promotes a greater role for the independent directors in the oversight of the Company, including oversight of material risks facing the Company, encourages active participation by the independent directors in the work of our Board, enhances our Board’s role of representing shareholders’ interests and improves our Board’s ability to supervise and evaluate our Chief Executive Officer and other executive officers. Further, separation of the Chairman and Chief Executive Officer roles allows our Chief Executive Officer to focus on operating and managing the Company while leveraging our independent Chairman’s experience and perspectives.

The Board’s Role in Risk Oversight

Our Board, as a whole and at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s business and operations, including with respect to liquidity, financial reporting, governance and compliance, information technology and data security, as well as the risks associated with these activities.

Independence of Directors

In evaluating the independence of its members and the composition of the committees of the Board, the Board utilizes the definition of independence as that term is defined under the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relation exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company each director’s business and personal activities as they may relate to the Company and the Company’s management. We believe that Drs. Herbst, Bose and Buckland, as well as Messrs. Kaye, Lucy and Tarnok qualify as independent directors. In addition, our Board has determined that each member of our Audit Committee and Compensation Committee is independent and is otherwise qualified to be a member of the Audit Committee or Compensation Committee, as applicable, in accordance with the rules of the SEC and NASDAQ.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Science and Technology Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The following table provides membership and meeting information for each of the Board committees:

Name	Audit	Compensation	Nominating	Science and Technology
Patrick Lucy	—	X*	X	X
Seth J. Herbst, M.D.	—	X	X*	—
Arindam Bose, Ph.D.	X	—	—	X*
Jack L. Kaye	X*	X	—	—
Michael P. Tarnok	X		X	—
Mark A. Emalfarb	—	—	—	X
Barry C. Buckland, Ph.D. (1)	—	—	—	X

* Committee Chairman

(1) Mr. Buckland will retire effective on the date of the Annual Meeting.

Audit Committee. The Audit Committee held four (4) meetings during the year ended December 31, 2023. The Audit Committee has oversight responsibility for the quality and integrity of our consolidated financial statements. A copy of the Charter of the Audit Committee is available on our website, located at www.dyadic.com. The Audit Committee meets privately with members of our independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. The primary functions of the Audit Committee are to oversee (i) the audit of our consolidated financial statements and (ii) our internal financial and accounting processes.

The SEC and NASDAQ have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board has examined the composition of our Audit Committee and the qualification of our Audit Committee members in considering the current rules and regulations governing audit committees. Based upon this examination, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and NASDAQ.

Additionally, the SEC requires that at least one member of the audit committee have a heightened level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Kaye is an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K. Please see Mr. Kaye’s biography included in this Proxy Statement for a description of his relevant experience.

Compensation Committee. The Compensation Committee held two (2) meetings during the year ended December 31, 2023. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.dyadic.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer, Chief Financial Officer, and other key personnel of the Company, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer, Chief Financial Officer, and other key personnel of the Company on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers and key personnel. From time to time, the Company engages compensation consultants to evaluate compensation of all Company officers and Board members. The Compensation Committee then uses discretion in applying these ranges to the individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself.

Nominating Committee. The Nominating Committee held two (2) meetings during the year ended December 31, 2023. The Nominating Committee’s functions include: establishing criteria for the selection of new directors to serve on the Board; identifying individuals believed to be qualified as candidates to serve on the Board; recommending candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting; reviewing the Board’s committee structure and recommending to the Board the directors to serve on the committees of the Board; recommending members of the Board to serve as the respective chairs of the committees of the Board; developing and recommending to the Board, for its approval, a periodic self-evaluation process of the Board and its committees and, based on those results, making recommendations to the Board regarding those board processes; and performing any other activities consistent with the committee’s charter, our bylaws and applicable law as the committee or the Board deems appropriate. A copy of the Charter of the Nominating Committee is available on our website, located at www.dyadic.com.

The Nominating Committee does not currently have any formal minimum qualification requirements that must be met by a nominee to serve as a member of the Board. The Nominating Committee will consider all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industries in which we operate, specific skills, general business acumen and the highest personal and professional integrity. The Nominating Committee generally seeks individuals with broad experience at the policy-making level in business, or with industry expertise. While we do not have a formal diversity policy for Board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. We believe that all our directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must also represent the interests of all shareholders.

The Nominating Committee currently has no fixed process for identifying new nominees for election as a director, thereby retaining the flexibility to adapt its process to the circumstances. The Nominating Committee has the ability, if it deems it necessary or appropriate, to retain the services of an independent search firm to identify new director candidates. The Nominating Committee has determined that it will consider any potential candidate proposed by a member of our Board or senior management. Any director candidate so proposed will be personally interviewed by at least one member of the Nominating Committee and our Chief Executive Officer and their assessment of his or her qualifications will be provided to the full Nominating Committee.

Our policy and procedures regarding director candidates recommended by shareholders are contained in the Nominating Committee’s charter. The Nominating Committee will consider the candidate based on the same criteria established for selection of director nominees generally. The Nominating Committee reserves the right to reject any candidate in its discretion, including, without limitation, rejection of a candidate who has a special interest agenda other than the best interests of the Company and the shareholders, generally. Any shareholder who wishes to recommend for the Nominating Committee’s consideration a director candidate should abide by the procedures under ‘Shareholder Proposals for the 2025 Annual Meeting’.

Science and Technology Committee. The Science and Technology Committee held four (4) meetings during the year ended December 31, 2023. The duties and responsibilities of the Science and Technology Committee are set forth in the Charter of the Science and Technology Committee. A copy of the Charter of the Science and Technology Committee is available on our website located at www.dyadic.com. As discussed in its charter, among other things, the duties and responsibilities of the Science and Technology Committee are following:

1)

Review, evaluate and report to the Board regarding the performance of the Vice-President, Research and Development (and his or her team), the contract research organizations being considered or working on behalf of the Company in achieving the strategic goals and objectives and the quality and direction of the Company’s biopharmaceutical research and development programs.

2)	Identify and discuss significant emerging science and technology issues and trends.
3)

Review the Company’s approaches to acquiring and maintaining a range of distinct technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital investments).

4)	Evaluate the soundness/risks associated with the technologies in which the Company is investing its research and development efforts.
5)	Periodically review the Company’s overall patent strategies.

Shareholder Communications

Our Board believes that it is important for our shareholders to have a process to send communications to the Board. Accordingly, shareholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to the Secretary of the Company at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “shareholder-director communication.” All such letters must identify the author as the shareholder and clearly state whether the intended recipients of the letter are all the members of our Board or certain specified individual directors. The Secretary will circulate these communications to the applicable director or directors, as appropriate.

Human Capital

The Company believes that its success depends on the ability to attract, develop, retain, and incentivize our existing and new employees, consultants, and key personnel. It also believes that the skills, experience, and industry knowledge of its key personnel significantly benefits its operations and performance. The principal purposes of equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, to increase shareholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Employee levels are managed to align with the pace of business, and management believes it has sufficient human capital, along with the third-party research organizations with who we have collaboration agreements, to operate its business successfully.

Policy Concerning Director Attendance at Annual Meetings of Shareholders

While we encourage all members of our Board to attend the annual meetings of our shareholders, there is no formal policy as to their attendance at such meetings. All members of the Board attended the 2023 Annual Meeting of Shareholders.

Director Attendance at Board Meetings

During 2023, no member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics, as amended, that applies to all employees, key consultants, officers, and directors of our company, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Conduct and Ethics is available on the “Corporate Governance” page of the “Investors” section of our website at www.dyadic.com. A copy of our Code of Conduct and Ethics can also be obtained free of charge by contacting our Secretary, c/o Dyadic International, Inc, 1044 North U.S. Highway One, Suite 201, Jupiter, FL 33477. We intend to satisfy the SEC disclosure requirement regarding any amendment to, or waiver from, a provision of our Code of Conduct and Ethics by posting such information on our website.

Hedging

We have not adopted any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Compensation of Directors

The following table sets forth the total compensation for our non-employee directors for the year ended December 31, 2023:

	Fees earned		Options
	or paid in	Stock awards	awards
Name	cash ($)	($)	($)	Total ($) (1)(2)(3)
Michael P. Tarnok	45,000	37,500	42,311	124,811
Jack L. Kaye	45,000	37,500	42,311	124,811
Arindam Bose, Ph.D.	45,000	37,500	42,311	124,811
Seth J. Herbst, MD	30,000	37,500	28,207	95,707
Barry C. Buckland, Ph.D.	30,000	37,500	28,207	95,707
Patrick Lucy	30,000	37,500	28,207	95,707

Notes:

(1)

Directors who are also employees or officers of the Company or any of its subsidiaries do not receive any separate compensation as a director. For fiscal year 2023, non-employee directors received a retainer for board service of $30,000 cash, 27,174 Restricted Share Units (“RSUs”) and 35,000 stock options. In addition, each non-employee director who served as Chairman of the Board, Chair of the Audit Committee, or Chair of the Science and Technology Committee received an additional retainer of $15,000 cash and 17,500 stock options. All RSUs and stock options granted vest upon the one-year anniversary of the grant date, subject to continued service.

(2)

The RSU and stock option awards represent the grant date fair market value of each option granted in 2023, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 6 to our audited consolidated financial statements for the year ended December 31, 2023.

(3)

The following equity awards were outstanding at December 31, 2023: options to purchase 537,500 shares (Mr. Tarnok), 537,500 shares (Mr. Kaye), 537,500 shares (Dr. Bose), 430,000 shares (Mr. Herbst), 265,000 shares (Dr. Buckland) and 145,000 shares (Mr. Lucy); and 27,174 RSUs (each of Messrs. Tarnok, Kaye, Herbst and Lucy and Drs. Bose and Buckland).

Board Diversity Matrix

The table below provides certain highlights of the composition of our Board members and nominees. Each of the categories listed in the table has the meaning as it is used in NASDAQ Rule 5605(f).

Board Diversity Matrix for Dyadic International, Inc. As of 4/17/2024

Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	0	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

OUR EXECUTIVE OFFICERS

Our executive officers are elected annually by the Board and serve at the discretion of the Board. There are no family relationships among our directors and executive officers.

Name	Age	Current Position(s)
Mark A. Emalfarb	69	President, Chief Executive Officer, Director
Ping Rawson	48	Chief Financial Officer
Joseph Hazelton	48	Chief Operating Officer
Ronen Tchelet, Ph.D.	66	Vice President of Research and Business Development

Mark A. Emalfarb, President, Chief Executive Officer and Director

Mark A. Emalfarb is the founder of Dyadic, and currently serves as the Chief Executive Officer and a member of the Board of Directors of the Company. He has been a member of Dyadic’s board of directors and has previously served as its Chairman from October 2004 until April 2007 and from June 2008 until January 2015. Since founding the predecessor to Dyadic in 1979, Mr. Emalfarb has served as a Director, President and Chief Executive Officer for substantially all of that time and has successfully led and managed the evolution of Dyadic from its origins as a pioneer and leader in providing ingredients used in the stone-washing of blue jeans to the discovery, development, manufacturing and commercialization of specialty enzymes used in various industrial applications and the development of an integrated technology platform based on Dyadic’s patented and proprietary C1 fungal microorganism. Mr. Emalfarb is an inventor of over 25 U.S. and foreign biotechnology patents and patent applications resulting from discoveries related to the patented and proprietary C1 fungus and has been the architect behind its formation of several strategic research and development, manufacturing and marketing relationships with U.S. and international partners. Mr. Emalfarb earned his B.A. degree from the University of Iowa in 1977. Mr. Emalfarb is qualified to serve as an Executive Director due to his extensive industry experience.

Ping Rawson, MBA, Chief Financial Officer

Ping Rawson has been our Chief Financial Officer since June 2019. She assumes the duties of the Company’s principal financial officer and principal accounting officer, and is responsible for all aspects of finance, accounting, tax and treasury. Ms. Rawson previously served as Dyadic’s Chief Accounting Officer and Director of Financial Reporting. Prior to joining Dyadic in June 2016, Ms. Rawson served as a technical accounting management position for ADT security services, where she led the accounting and financial reporting workstream for acquisition, integration and restructuring. Prior to that, Ms. Rawson was an accounting research principal for NextEra Energy, Inc. (formerly Florida Power & Light Company), where she was responsible for accounting research and new standards implementation. Previously, she was a manager at Deloitte in New York City, where she was a subject matter specialist for derivatives, financial instruments and valuation, providing audit, SEC reporting, and capital markets consulting services to large banking and multinational public companies in the financial service industry. Ms. Rawson holds both an M.B.A. in Finance, and an M.S. in Accounting from the State University of New York at Buffalo, and a B.S. in Economics from Guangdong University of Foreign Studies. Ms. Rawson also serves as a member of the Board of Directors and Audit Committee Chairperson of MGO Global, Inc (NASDAQ: MGOL), a digitally native, lifestyle brand portfolio company, and Nerds on Site Inc, a cybersecurity and mobile IT solutions company (CSE: NERD.CN; OTC: NOSUF).

Joseph Hazelton, Chief Operating Officer

Joseph Hazelton joined the Company in November 2021, as our Chief Business Officer, and was appointed to the position of Chief Operating Officer as of March 26, 2024. Mr. Hazelton brings over 20 years of pharmaceutical industry experience to Dyadic in key growth areas of product and business development, licensing, and commercialization. He joined Dyadic from Charleston Laboratories, Inc. (“Charleston”), where he has served as Chief Operating Officer and Chief Commercial Officer, responsible for the strategic management of Charleston’s product and portfolio management, alliance management, regulatory oversight, and global commercialization activities. Prior to Charleston, Mr. Hazelton began his career at Novartis Pharmaceuticals Corporation (“Novartis”), where over 15 years, he ascended to roles of increasing responsibility based on his leadership, innovation, and results. While at Novartis, Mr. Hazelton held leadership positions within the core functions of sales, marketing, market access, pricing, contracting, and strategic alliances for various retail and specialty pharmaceuticals across a broad spectrum of therapeutic areas and several blockbuster products. Neither Charleston nor Novartis is a parent, subsidiary or other affiliate of Dyadic. Mr. Hazelton earned his B.A. from the College of the Holy Cross in Worcester, MA.

Ronen Tchelet, Ph.D., Vice President of Research and Business Development

Ronen Tchelet, Ph.D. joined Dyadic in May 2014, and has been our Vice President of Research and Business Development since January 2016. Since joining Dyadic, Dr. Tchelet has been a key contributor to Dyadic’s transformation into a pharmaceutical biotech company. Prior to joining Dyadic, Dr. Tchelet was the founder and Managing Director of Codexis Laboratories Hungary kft. (“CLH”) and a Vice President of Codexis Inc. from 2007 through 2014. While at CLH, Dr. Tchelet established a state-of-the-art laboratory for strain engineering and all aspects of fermentation including process optimization and scale up. During this time period, Dr. Tchelet also led a collaboration that successfully developed C1 technology for the Biofuel and the Bio-Industrial enzymes applications. Dr. Tchelet’s experience in the pharmaceutical industry includes prior employment at TEVA Pharmaceutical Industries LTD (“TEVA”), API Division during the late 2000’s to 2006. While at TEVA, he served as a Chief Technology Officer of Biotechnology and head of TEVA’s Biotechnology Research and Development fermentation plant in Hungary. Also, during the period of 2000 through 2005, Dr. Tchelet was the Director of Quality Assurance for TEVA’s flag ship innovative drug, COPAXONE®. Throughout his career, Dr. Tchelet has led several Biotechnology projects that have encompassed all aspects of research and development, operations management, and manufacturing of API’s and biologics. Dr. Tchelet received his Ph.D. in Molecular Microbiology and Biotechnology from Tel Aviv University in 1993 and did his postdoctoral work as an EERO fellow at the Institute of Environmental Science and Technology (EAWAG) in Switzerland.

COMPENSATION OF OUR EXECUTIVE OFFICERS

Philosophy and Objectives

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. The organization’s executive compensation program is designed to:

•	Encourage the attraction and retention of high-caliber executives.
•	Provide a competitive total compensation package, including benefits.
•	Reinforce the goals of the organization by supporting teamwork and collaboration.
•	Ensure that pay is perceived to be fair and equitable.
•	Be flexible to potentially reward individual accomplishments as well as organizational success.
•	Ensure that the program is easy to explain, understand, and administer.
•	Balance the needs of both the Company and employees to be competitive with the limits of available financial resources.
•	Ensure that the program complies with state and federal legislation.

From time to time, the Company will consult with a compensation specialist to determine whether its overall compensation practices and policies are appropriate for the specific market conditions for the Company and the industries in which it operates. No such consultant was engaged in 2023.

Summary Compensation Table

The following table summarizes the compensation paid or accrued to our “named executive officers” (as defined by the SEC’s disclosure requirements) during fiscal years 2023 and 2022:

		Salary	Bonus	Option Awards	All Other Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($) (3)	Total ($)
Mark A. Emalfarb (*)	2023	568,932	279,345	169,876	26,091	1,044,244
President, CEO and Director	2022	546,000	256,620	544,425	25,091	1,372,136
Ping W. Rawson	2023	258,677	79,382	63,703	10,365	412,127
Chief Financial Officer	2022	248,251	72,924	207,909	12,200	541,284
Joseph Hazelton	2023	254,292	93,643	79,629	10,187	437,751
Chief Operating Officer	2022	241,608	106,459	34,652	8,065	390,784

Notes:

(*)	Mr. Emalfarb also serves on the Board, for which he receives no direct, indirect, or incremental compensation.
(1)

The bonus amounts reported in this column represent discretionary bonuses consisting of cash and RSUs. The cash component included the following amounts: for Mr. Emalfarb, $80,219; for Ms. Rawson, $22,796; and for Mr. Hazelton, $26,891. The RSU component included the following amounts: for Mr. Emalfarb, $199,126 (124,454 RSUs); for Ms. Rawson, $56,586 (35,366 RSUs); and for Mr. Hazelton, $66,752 (41,720 RSUs). The RSUs were awarded on March 13, 2024, on which date they vested in full. The dollar amounts reported for the RSUs represent the grant date fair market value of such grant of RSUs in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 6 to our consolidated financial statements for the year ended December 31, 2023.

(2)

The option awards amounts reported in this column represent stock options granted on January 3, 2023, vesting annually in equal installments over four years on each anniversary of the grant date. The amount reported represents the grant date fair market value of each option in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 6 to our consolidated financial statements for the year ended December 31, 2023.

(3)	All other compensation includes the following:
• • •

for Mr. Emalfarb, $12,891 for a car allowance for 2023 and $13,200 for the Company’s contribution to his 401(k) for 2023;

for Ms. Rawson, $10,365 for the Company’s contribution to her 401(k) retirement plan in 2023; and

for Mr. Hazelton, $10,187 for the Company’s contribution to his 401(k) retirement plan in 2023.

Narrative Disclosure to the Summary Compensation Table

Employment Agreements

Mark A. Emalfarb

On June 21, 2016, the Company entered into an employment agreement (the “Emalfarb Agreement”) with Mr. Emalfarb. The Emalfarb Agreement has an initial term of three years and automatic renewals of two years at the end of each term, unless either party provides a notice of nonrenewal, and provides that Mr. Emalfarb be employed as our President and Chief Executive Officer and that we will cause Mr. Emalfarb to be elected as a member of the Board. The material terms of the Emalfarb Agreement are summarized below.

Base Salary and Bonus. The Emalfarb Agreement provides for an annual base salary of $375,000, which was increased periodically, eventually to $568,932 in January 2023 and to $591,689 in January 2024. The Emalfarb Agreement also provides for an annual bonus award, with the timing and amount of any such bonus determined in the sole discretion of the Compensation Committee of the Board.

Licensing/Collaboration Transaction Stock Options. A stock option grant to purchase up to six hundred thousand (600,000) shares of common stock will be proportionally awarded, vest and become exercisable when each of three (3) Bona Fide Licensing / Collaboration Transactions are entered into with the Company. A “Bona Fide Licensing / Collaboration Transaction” is defined as (i) a license, joint venture, or other collaboration for a specific biologic with the intent to commercialize and/or a license agreement (namely, a licensing agreement or other form of collaboration with Sanofi or another biotech/pharmaceutical company approved by the Board providing for the Company's grant of a license or other form of collaboration to such party to the Company's C1 technology for use in developing or manufacturing vaccines, antibodies or other biologics) that generates a cumulative $5 million dollars in non-refundable cash, or (ii) the sale of either the vaccine or biologics pharmaceutical business categories. On November 12, 2019, the Company entered an amendment (the “Emalfarb Agreement Amendment”) to the Emalfarb Agreement. Pursuant to the Emalfarb Agreement Amendment, the first and second stock options to be granted to Mr. Emalfarb upon the Company entering into a first or second licensing and/or collaboration transaction, respectively, will each be granted and vest on the date of such applicable licensing and/or collaboration transaction, and will each expire (and automatically be exercised with no action by Mr. Emalfarb) on the tenth anniversary of the respective date of grant. Pursuant to the Emalfarb Agreement Amendment, the third stock option will be granted to Mr. Emalfarb on the same date that the second stock option is granted, will vest upon the Company entering into a third licensing and/or collaboration transaction, and will expire on the fifth anniversary of the date of grant. The exercise price of the first and second stock options will be set at the trading price of the Company’s common stock on June 3, 2016, and the exercise price of the third stock option will be set at the trading price of the Company’s common stock on the grant date of the second stock option. Although they will be granted based on certain parameters relating to past performance, each of these options is not considered outstanding performance-vesting stock option, because the details of the performance conditions are not yet fully established.

Severance Terms. Mr. Emalfarb will be eligible for severance benefits comparable to other executives at his level. In addition, if Mr. Emalfarb’s employment is terminated by the Company without cause, by Mr. Emalfarb for good reason, or due to Mr. Emalfarb’s death or disability, subject to Mr. Emalfarb’s execution of a release, then all of Mr. Emalfarb’s Stock Exchange Stock Options and Licensing/Collaboration Transaction Stock Options that are unvested or have not been awarded will immediately be awarded and vest in the event milestones for which the options would have been awarded are achieved within one year from the date of termination or upon a change of control.

Change of Control. In the sole discretion of the Compensation Committee, Mr. Emalfarb may be awarded an additional bonus on or before the occurrence of a change of control.

Ping W. Rawson

Base Salary, Bonus and Equity. In connection with Ping Rawson’s appointment as the Company’s Chief Financial Officer in June 2019, the Board approved her base salary at $225,000 per year, which was increased periodically, eventually to $258,677 in January 2023 and $269,024 in January 2024, which increases were consistent with annual increases for the majority of the Company’s employees. Ms. Rawson will also receive discretionary annual cash bonuses and other equity compensation as determined by the Compensation Committee.

Severance Terms. Ms. Rawson will be eligible for severance benefits equal to twelve (12) months of continued salary, if her services are no longer required due to a change of control or she is terminated by the Company for any reason other than for cause.

Joseph Hazelton

On November 9, 2021, the Company appointed Chief Business Officer, and appointed to the position of Chief Operating Officer as of March 26, 2024. On November 1, 2021, the Company entered into an employment agreement with Mr. Hazelton (the “Hazelton Agreement”). The material terms of the Hazelton Agreement are summarized below.

Base Salary and Bonus. Pursuant to the Hazelton Agreement, Mr. Hazelton will receive an annual base salary in the amount of $240,000 and, in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), will be eligible to receive an annual cash bonus up to 30 percent of Mr. Hazelton's annual base salary for the calendar year. The Board approved the increases in his salary at $254,292 in January 2023 and $280,000 in March 2024. His bonus will be determined based 50 percent on results of operations and 50 percent on individual and corporate goals and objectives. Mr. Hazelton may also receive an additional discretionary bonus as and if the Company may determine from time to time.

Performing-Vesting Stock Option. Pursuant to the Hazelton Agreement, Mr. Hazelton received a stock option grant to purchase 75,000 shares of the common stock of the Company at an exercise price of $4.10. The options will vest upon the Company receiving cash from approved defined transactions which Mr. Hazelton initiated for development of the Company’s technology with the intent to commercialize and/or a license agreement that generates a cumulative $10 million in non-refundable cash within three years of November 9, 2021.

Severance Terms. In the event Mr. Hazelton is terminated by the Company without cause or he resigns for good reason, subject to the execution of a release and compliance with the covenants in the Hazelton Agreement, he will be entitled to receive, in the reasonable discretion of the Company’s Compensation Committee, a prorated annual bonus and continued payment of salary and participation in the Company’s welfare plans for six months. In the event Mr. Hazelton’s employment terminated due to disability or death, he will be entitled to receive, in the reasonable discretion of the Company’s Compensation Committee, a prorated annual bonus and continued participation in the Company’s welfare plans solely to the extent permitted under the terms of the applicable plans.

All Other Compensation

The Company has in place a 401(k) defined contribution plan (the “401(k) Plan”), under which participants may elect to defer up to 100% of their compensation up to a maximum amount determined annually pursuant to Internal Revenue Service regulations. Employee contributions may begin 90 days after the date of hire and are immediately vested. The 401(k) Plan provides a safe harbor basic match contribution for all eligible employees who make salary deferrals. The match contribution is equal to 100% of the employee’s salary deferral up to 4% of such employee’s annual deferred compensation. This match contribution is credited to the employee’s account and is 100% vested at the time of contribution.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings held by our “named executive officers” (as defined by the SEC’s disclosure requirements) as of December 31, 2023.

		Option Awards					Stock Awards

										Equity
									Equity	Incentive
									Incentive	Plan
								Market	Plan	Awards:
								Value	Awards:	Market
							Number	of	Number	or Payout
				Equity			of	Shares	of	Value of
				Incentive			Shares	or	Unearned	Unearned
				Plan			or Units	Units	Shares,	Shares,
		Number of	Number of	Awards:			of	of	Units or	Units or
		Securities	Securities	Number of			Stock	Stock	Other	Other
		Underlying	Underlying	Securities			That	That	Rights	Rights
		Unexercised	Unexercised	Underlying	Option		Have	Have	That	That
		Options	Options	Unexercised	Exercise	Option	Not	Not	Have Not	Have Not
		(#)	(#)	Unearned Options	Price	Expiration	Vested	Vested	Vested	Vested
Name		exercisable	unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Mark A. Emalfarb		300,000	—	—	1.87	1/2/2024	—	—	—	—
	(1)	225,000	75,000	—	5.27	1/2/2030	—	—	—	—
	(1)	100,000	100,000	—	5.16	1/4/2031	—	—	—	—
	(1)	50,000	150,000	—	4.81	1/2/2032	—	—	—	—
	(1)	—	200,000	—	1.38	1/3/2033	—	—	—	—
Ping W. Rawson		25,000	—	—	1.62	6/26/2026	—	—	—	—
		11,890	—	—	1.63	1/3/2027	—	—	—	—
		30,000	—	—	1.39	1/2/2028	—	—	—	—
	(1)	100,000	—	—	1.44	3/19/2028	—	—	—	—
	(1)	125,000	—	—	1.76	11/16/2028	—	—	—	—
	(1)	100,000	—	—	1.87	1/2/2029	—	—	—	—
		25,000	—	—	6.26	6/28/2029	—	—	—	—
	(1)	56,250	18,750	—	5.27	1/2/2030	—	—	—	—
	(1)	37,500	37,500	—	5.16	1/4/2031	—	—	—	—
	(1)	18,750	56,250	—	4.81	1/2/2032	—	—	—	—
	(1)	—	75,000	—	1.38	1/3/2033	—	—	—	—
Hazelton, Joseph	(2)	—	—	75,000	4.10	11/9/2031	—	—	—	—
	(1)	3,125	9,375	—	4.81	1/2/2032	—	—	—	—
	(1)	—	93,750	—	1.38	1/3/2033	—	—	—	—

Notes:

(1)	The options vest annually in equal installments over four years on each anniversary of the grant date.
(2)	The performance-vesting stock options will vest upon the achievement of specific performance conditions as described under the heading “Narrative Disclosure to Summary Compensation Table—Employment Agreements--Joseph Hazelton” above. In accordance with SEC rules, this table shows the number of shares underlying the outstanding stock option award, assuming a payout at the full amount (as this is the only possible payout other than zero).

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2023:

Number of
Securities
Remaining
	Number of		Available for
	Securities		Future Issuance
	to be Issued Upon		Under Equity
	Exercise of	Weighted-Average	Compensation
	Outstanding	Exercise Price of	Plans (Excluding
	Options,	Outstanding	Securities
	Warrants and	Options, Warrants	Reflected in
Plan Category	Rights(a)	and Rights (b)	Column (a)) (c)
Equity compensation plans approved by security holders	5,469,247(1)	$3.09	2,286,381(2)
Equity compensation plans not approved by security holders	—	—	—

(1)

Represents 1,671,000 shares of Common Stock issuable under the Dyadic International, Inc. 2021 Equity Incentive Award Plan (including 75,000 shares underlying performance-vesting stock options, as described in “Narrative Disclosure to Summary Compensation Table—Employment Agreements—Joseph Hazelton”) and 3,798,247 shares of Common Stock issuable under the Dyadic International, Inc. 2011 Equity Incentive Plan.

(2)	Represents 2,286,381 shares of Common Stock for future issuance under the Dyadic International, Inc. 2021 Equity Incentive Award Plan.

PAY VERSUS PERFORMANCE

The following table provides information required by Item 402(v) of Regulation S-K. The Compensation Committee does not in practice use “compensation actually paid” as the basis for making compensation decisions. The below disclosure is provided only to comply with applicable SEC rules. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation of our Executive Officers.”

	Summary	Compensation	Average	Average	Value of Initial
	Compensation	Actually Paid to	Summary	Compensation	Fixed $100
	Table Total for	PEO(3)	Compensation	Actually Paid to	Investment
Year	PEO(1)		Table Total for	non-PEO	Based On	Net Loss
			non-PEO	Named	Total
			Named	Executive	Shareholder
			Executive	Officers(2)(3)	Return (4)
Officers(2)
2023	$1,044,244	$1,112,177	$424,939	$472,382	$29.93	$6,795,461
2022	$1,372,136	($435,858)	$466,034	$60,130	$22.86	$9,735,258
2021	$1,290,659	$2,579,815	$466,434	$1,352,752	$81.78	$13,070,251

Notes:

(1)	For each of the years presented, the principal executive officer (“PEO”) is Mark Emalfarb.
(2)	During 2023 and 2022, our non-PEO named executive officers (“NEOs”) consisted of Ping Rawson and Joseph Hazelton. During 2021, our non-PEO NEOs consisted of Ping Rawson and Ronen Tchelet.
(3)

Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The tables below set forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table:

	2023
	PEO	Average for Non-PEO NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	-	-
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	$(169,876)	$(71,666)
Increase for fair value of awards granted during covered year that remain outstanding and unvested as of covered year end	197,601	48,629
Increase for fair value of awards granted during covered year that vested during covered year	-	-
Increase/deduction for change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	41,132	22,352
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(924)	48,129
Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	-	-
Increase based upon incremental fair value of awards modified during year	-	-
Total Adjustments	67,933	47,443
Total Compensation	1,044,244	424,939
Compensation Actually Paid	$1,112,177	$472,382

(4)	Assumes $100 invested in our shares of common stock on December 31, 2020.

Relationship Between “Compensation Actually Paid” and Total Shareholder Return

The following chart below addresses the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table and the Company’s cumulative total shareholder return (“TSR”).

Relationship Between “Compensation Actually Paid” and Net Loss

As an early-stage growth company that has only generated net losses, we do not view our net income (loss) as a meaningful measure of our performance that is relevant to our executive compensation program. Dyadic’s net loss was approximately $13.1 million in 2021, $9.7 million in 2022, and $6.8 million in 2023. Mr. Emalfarb’s “compensation actually paid” was $2,579,815, $(435,858) and $1,112,177 in the corresponding years and the average “compensation actually paid” to Dyadic’s non-PEO NEOs was $1,352,752, $60,130 and $472,382.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

General

We have a classified Board currently fixed at seven members. In light of the previously announced decision of Dr. Barry C. Buckland to retire as a director effective at the Annual Meeting, the Board has resolved to reduce the size of the Board to six members effective at the Annual Meeting. We believe the current composition of our Board—including the diversity of experience, skills and background of our current directors—is well suited to serving the unique needs of our business, and the best interests of our shareholders. Given our current size, industry and strategic position, we believe a smaller Board will foster deeper collaboration, greater efficiency and effective oversight, while producing stronger returns.

Our Board is divided into three classes currently consisting of three Class II directors, two Class I directors, and two Class III directors. Upon Mr. Buckland’s retirement, there will be two Class II directors. One class of directors is elected each year at our Annual Meeting of Shareholders for an approximate three-year term. Thus, our directors hold office for terms of approximately three years or until the earlier of their death, resignation, or removal or until their successors have been elected and qualified. The term of the Class II directors expires at the Annual Meeting.

Our Nominating Committee is charged with identifying, evaluating, and recommending director nominees to the Board. There are no minimum qualifications for nomination of directors. The Nominating Committee generally seeks individuals with broad experience at the policy-making level in business, or with industry expertise. While we do not have a formal diversity policy for board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. We believe that all our directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must also represent the interests of all shareholders.

The Board has nominated Jack L. Kaye and Patrick Lucy to stand for re-election as Class II directors. If elected, Messrs. Kaye and Lucy will serve for a term expiring in 2027.

We expect each such nominee for election as a Class II director to be able to serve, if elected. If either is unable to serve, proxies may be voted for a substitute nominee so designated by the present Board.

Recommendation of the Board

The Board recommends shareholders vote FOR the election of the nominees as Class II directors.

Nominees for Election as Directors

The following information is given with respect to the nominees for election as Class II directors at the Annual Meeting:

Jack L. Kaye, Director, 80, joined the Board in May 2015, and currently serves as chairman of the Audit Committee. He also serves on the Company’s Compensation Committee. Mr. Kaye is currently the Chairman of the audit committee and a member of the compensation committee and special transaction pricing committee of uniQure N.V. (Nasdaq “QURE” ) where he has served since May 2016. He also serves on the board of TDA Industries, Inc., a private company, since February 2024. Mr. Kaye’s prior board service includes Keryx Biopharmaceuticals Inc., a position he has held from 2006 to May 2016 where he served as Chairman of the audit committee, and he was also a member of their nominating and governance committee. He also served on the boards of Tongli Pharmaceuticals (USA) Inc. and Balboa Biosciences, Inc., where he served as Chairman of both audit committees. In the past, Mr. Kaye was selected to participate on several dissident board slates which included the Astellas, Inc./OSI, Roche Pharmaceuticals, Inc./Illumina and the Horizon, Inc./Depomed M&A transactions. Mr. Kaye was a partner at Deloitte LLP from 1978 until May 2006, when he retired. At Deloitte, Mr. Kaye was responsible for serving a diverse client base of public and private, global, and domestic companies in a variety of industries. He has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/ Sarbanes-Oxley issues. In addition, he has served as Deloitte’s Tristate liaison with the banking and finance community and assisted clients with numerous merger and acquisition transactions. Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than twenty years. He earned a B.B.A. from Baruch College and is a Certified Public Accountant. Mr. Kaye is qualified to serve as a Non-Executive Director due to his extensive accounting and financial experience.

Patrick Lucy, Director, 56, joined the Board on January 8, 2021. Mr. Lucy currently serves as Chairman of the Board, as chairman of the Compensation Committee and as a member of the Science and  Technology Committee. Mr. Lucy is currently President and Chief Executive Officer of RoslinCT US (formerly Lykan Bioscience ("Lykan")), a privately held cell therapy contract manufacturing organization based in Hopkinton, MA. Mr. Lucy served as President and Chief Operating Officer of Lykan from January 4, 2021 until March 31, 2021, prior to his promotion to President and Chief Executive Officer on April 1, 2021. Prior to Lykan, Mr. Lucy was a founder of Pfenex Inc. within The Dow Chemical Company (“Dow”) in 2001. He was a member of the leadership team and led the commercial launch of the Pfenex platform in 2005 through the spin out of the business from Dow in 2009. Mr. Lucy was subsequently a member of the team that successfully completed Pfenex’s initial public offering in 2014 and continued to lead business/corporate development and portfolio strategy as Chief Business Officer. During his tenure at Pfenex, Mr. Lucy completed over $1.5 billion dollars of partnership transactions. Pfenex was acquired by Ligand Pharmaceuticals in October 2020. Prior to joining Dow in 2000, via Dow’s acquisition of Collaborative BioAlliance, Patrick served as Collaborative’s Director of Business Development. From 1995 to 1999, he held multiple operational roles at Lonza Biologics (“Lonza”) spanning quality control, validation, and capital project management. In his final role at Lonza, Patrick led the mechanical completion, start up and validation of a large-scale biologics manufacturing facility. He began his career in biotechnology at Repligen Corporation in 1991 serving in a variety of laboratory-based roles following his graduation from Villanova University. Mr. Lucy is qualified to serve as a Non-Executive Director due to his extensive industry experience.

Directors Continuing in Office

The following information is provided with respect to the directors who are not nominees for election as directors at the Annual Meeting:

Name	Age	Class	Term Expiring	Date of Appointment
Seth J. Herbst, MD	66	I	2026	June 2008
Arindam Bose, Ph.D.	71	I	2026	August 2016
Michael P. Tarnok	69	III	2025	June 2014
Mark A. Emalfarb	69	III	2025	October 2004

Seth J. Herbst, M.D., Director,

Seth J. Herbst, M.D. joined the Board since June 2008, and currently serves as chairman of the Company’s Nominating Committee. Dr. Herbst serves on the Company’s Compensation Committee. He is a board-certified obstetrician/gynecologist who is also board certified in advanced laparoscopic and minimally invasive gynecologic surgery. Dr. Herbst is the founder and President of the Institute for Women’s Health and Body (“IWHB”) which was founded in May of 1997, an OB/GYN practice with multiple locations in Palm Beach County, Florida. He is the co-founder of Visions Clinical Research, which was founded in 1999, and performs medical and surgical clinical trials throughout the United States. Dr. Herbst founded IWHB of Palm Beach, a Physician Management Group that currently employs 43 providers, which he actively directs the operations daily. Dr. Herbst is a member of the board of directors of Palms West Hospital in Loxahatchee, Florida. Dr. Herbst is also a consultant for multiple medical device companies in the United States and a member of medical advisory boards for these and other companies. He received his B.S. degree from American University in 1978 and his medical degree from Universidad del Noreste School of Medicine in Tampico, Mexico in 1983. Dr. Herbst completed his OB/GYN residency and was Chief Resident at Long Island College Hospital in Brooklyn, New York. Dr. Herbst is qualified to serve as a Non-Executive Director due to his extensive industry experience.

Mark A. Emalfarb, President, Chief Executive Officer and Director

Mark A Emalfarb is the founder of Dyadic, and currently serves as the Chief Executive Officer and a member of the Board and Science and Technology Committee. He has been a member of the Board from October 2004 until April 2007 and then since June 2008. He previously served as its Chairman from June 2008 until January 2015. Since founding the predecessor to Dyadic in 1979, Mr. Emalfarb has served as a Director, President and Chief Executive Officer for substantially all of that time and has successfully led and managed the evolution of Dyadic from its origins as a pioneer and leader in providing ingredients used in the stone-washing of blue jeans to the discovery, development, manufacturing and commercialization of specialty enzymes used in various industrial applications and the development of an integrated technology platform based on Dyadic’s patented and proprietary C1 fungal microorganism. Mr. Emalfarb is an inventor of over 25 U.S. and foreign biotechnology patents and patent applications resulting from discoveries related to the patented and proprietary C1 fungus and has been the architect behind its formation of several strategic research and development, manufacturing and marketing relationships with U.S. and international partners. Mr. Emalfarb earned his B.A. degree from the University of Iowa in 1977.

Michael P. Tarnok, Chairman, Director

Michael P. Tarnok joined the Board on June 12, 2014, and currently serves as a member of the Audit Committee and Nominating Committee. On January 12, 2015, Mr. Tarnok was appointed Dyadic’s Chairman of the Board. Mr. Tarnok is also currently a board member of Ionetix, Inc. In addition, Mr. Tarnok previously served as a board member for Global Health Council, and Keryx Biopharmaceuticals, Inc., where he also served as Chairman of the board of directors. Mr. Tarnok is a seasoned finance and operational executive with extensive pharmaceutical industry experience in a wide range of functional areas. He spent most of his career at Pfizer Inc.(“Pfizer”), which he joined in 1989 as Finance Director-US Manufacturing and from 2000 to 2007 served as a Senior Vice President in Pfizer’s US Pharmaceutical Division. In this position, Mr. Tarnok managed multiple responsibilities for the division including, finance, access contracting, trade management, information technology, Sarbanes-Oxley compliance, and the Greenstone generics division. Prior to joining Pfizer, Mr. Tarnok worked primarily in financial disciplines for ITT Rayonier, Inc., Celanese Corporation and Olivetti Corporation of America. Mr. Tarnok earned an M.B.A. in Marketing from New York University and a B.S. in Accounting from St. John’s University. Mr. Tarnok is qualified to serve as a Non-Executive Director due to his extensive industry experience.

Arindam Bose, Ph.D., Director

Arindam Bose, Ph.D. joined the Board on August 15, 2016, and currently serves as chairman of the Company’s Science and Technology Committee. He also serves on the Company’s Audit Committee. Dr. Bose retired from Pfizer Worldwide Research & Development in 2016 after 34 years in leadership roles in bioprocess development and clinical manufacturing. Dr. Bose’s final position at Pfizer was Vice-President, Biotherapeutics Pharmaceutical Sciences External Affairs and Biosimilar Strategy with responsibility for external sourcing, competitive intelligence, and external influencing as well as for executing the technical development plan for Pfizer’s entry into biosimilars. He is widely recognized as a Key Thought Leader in the biopharmaceutical industry. Dr. Bose has served as the Chair of the Biologics and Biotechnology Leadership Committee of the Pharmaceutical Research and Manufacturers of America (PhRMA), the chief advocacy arm of the US pharmaceutical industry. His outstanding accomplishments and service to the profession have been recognized by his election as “Fellow” of 3 leading professional organizations: American Chemical Society, American Institute of Chemical Engineers and American Institute for Medical and Biological Engineering. Dr. Bose was elected to the US National Academy of Engineering in February 2017 for innovative research in biologics manufacturing. Dr. Bose currently provides consulting services in bioprocessing to several start-up biotechnology companies including a part-time process development management role at Akero Therapeutics (NASDAQ: AKRO). He is also a Trustee of the American Institute of Chemical Engineers (AIChE) Fund as well as a member of American Chemical Society’s (ACS) Audit and Risk Management Committee. He received a Ph.D. in chemical engineering from Purdue University, a M.S. from the University of Michigan, Ann Arbor and a B. Tech from the Indian Institute of Technology, Kanpur. Dr. Bose is qualified to serve as a Non-Executive Director due to his extensive industry experience.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the year ending December 31, 2024. Prior to Crowe’s appointment for December 31, 2023, Mayer Hoffman McCann P.C., (“MHM”) had served as our independent registered public accounting firm since 2008.

We expect one or more representatives of Crowe to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect them to be available to respond to appropriate questions.

The following table presents fees billed by Crowe and MHM for services rendered.

	Years Ended December 31,
	2023	2022
Audit fees (1)	$191,000	$168,000
Audit-related fees (2)	36,000	6,000
Tax fees (3)	2,000	14,000
Total fees	$229,000	$188,000

Notes:

(1)

Audit fees consist of fees billed for services rendered by Crowe and MHM for audit of annual financial statements and quarterly review of financial statements, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for procedures performed by MHM in connection with the filing of a registration statement on Form S-3.
(3)	Tax fees consist of fees billed for tax professional services by an affiliate of MHM for the Netherlands subsidiary.

Change in Accountant

On February 16, 2023, MHM informed the Company of its decision to resign from its role as the Company’s independent registered public accounting firm effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”). MHM stated that it was resigning due to its own resource constraints. Neither the Audit Committee nor the Board took part in MHM’s decision to resign.

MHM’s reports on the Company’s financial statements for the years ended December 31, 2022 and December 31, 2021, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or auditing principles.

During the Company’s fiscal years ended December 31, 2022 and 2021, and subsequent interim period through February 16, 2023, there were (i) no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MHM, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, and (ii) no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On April 10, 2023, the Board approved the engagement of Crowe as the principal accountant to audit the Company’s financial statements. During the Company’s fiscal years ended December 31, 2021 and 2020, and subsequent interim period through April 10, 2023, the Company (or someone on its behalf) did not consult Crowe regarding (i) either (x) the application of accounting principles to a specified transaction, either complete or proposed, or (y) the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Pre-Approval of Services

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All audit fees, audit-related fees, tax fees, and other fees listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Audit Committee Report

The Audit Committee reports as follows:

The Company’s independent registered public accounting firm for the year ended December 31, 2023 was Crowe LLP (“Crowe”). The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process, including disclosure controls and the system of internal control over financial reporting. The Audit Committee, in its oversight role, has:

•	Reviewed and discussed the annual audited financial statements as of and for the fiscal year ended December 31, 2023, with management;
•

Discussed with the Company’s independent registered public accountants the overall scope of, and plans for, their respective audits and has met with the independent registered public accountants, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented; and

•

Received from the independent registered public accountants written disclosures and the letter regarding the independence of the independent registered public accountants required by the PCAOB, and has discussed with the independent registered accountants their independence from the Company and its management.

Based on the Audit Committee’s review and discussions with management and the Company’s independent registered public accountants as described in this report, the Audit Committee recommended to the Board of Directors that the audited Consolidated Financial Statements as of and for the fiscal year ended December 31, 2023, be included in the 2023 Annual Report on Form 10-K.

Audit Committee of the Board of Directors

Jack L. Kaye, Chairman
Michael P. Tarnok
Arindam Bose

We are not required to submit the appointment of Crowe for ratification by our shareholders. However, we are doing so as a matter of good corporate practice. If the shareholders do not ratify the appointment of Crowe, the Audit Committee may reconsider its decision. In any case, our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our shareholders.

Recommendation of the Board

Before appointing Crowe and making its recommendation to the Board that it ratify the appointment of Crowe, the Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review included inquiry concerning any litigation involving Crowe and any proceedings by the SEC against the firm.

The Company’s Board recommends a vote FOR this proposal.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON 2023 COMPENSATION OF

NAMED EXECUTIVE OFFICERS

As required by Regulation 14A under the Exchange Act, Proposal 3 seeks a non-binding, advisory vote on the 2023 compensation of the Company’s Named Executive Officers. Shareholders are urged to read the “Compensation and Other Information Concerning Officers” section of this Proxy Statement, which discusses the Company’s executive compensation policies and procedures and contains tabular information and narrative discussion about the compensation of the Named Executive Officers.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for determining and setting the Named Executive Officers’ executive compensation, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

Recommendation of the Board

The Board recommends that you consider and vote FOR the following resolution: “Resolved, that the shareholders approve, on a non-binding, advisory basis, the 2023 compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the ‘Compensation of our Executive Officers’ section of the Proxy Statement.”

Because your vote is advisory on Proposal 3, it will not be binding on the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Named Executive Officers’ compensation.

We have determined to include a shareholder vote on the compensation of our Named Executive Officers (commonly known as a “say on pay” vote) in our Proxy Statement annually until the next required vote on the frequency of say on pay votes. The next say on pay vote accordingly will be held at the 2025 Annual Meeting of Shareholders.

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Shareholders of the Company wishing to include proposals in the proxy material relating to the 2025 Annual Meeting of Shareholders must submit the same in writing to be received at the executive offices of the Company on or before December 24, 2024. Such proposals must also meet the other requirements of the rules of the SEC relating to shareholder proposals. Proposals should be addressed to the Secretary of the Company at its offices, at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but that is instead sought to be presented directly at the 2025 Annual Meeting of Shareholders, the advance notice provisions of the Company’s bylaws permit the individuals named as proxies to vote shares represented by properly executed proxies in each individual’s discretion if the Company receives notice of the proposal containing certain information required by our bylaws no earlier than February 11, 2025 but no later than March 13, 2025; provided, however, that in the event that the date of the 2025 Annual Meeting of Shareholders is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the Annual Meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Notices of intention to present proposals at the 2025 Annual Meeting of Shareholders should be addressed to Secretary of the Company at its offices, at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477. In addition, in order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 Annual Meeting of Shareholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act of 1934 (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including those regarding Dyadic’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” and other similar terms or variations of them or similar terminology. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) competition, including from alternative technologies; (iv) the results of nonclinical studies and clinical trials; (v) our capital needs; (vi) changes in global economic and financial conditions; (vii) our reliance on information technology; (viii) our dependence on third parties; (ix) government regulations and environmental, social and governance issues; and (x) intellectual property risks.

For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this Proxy Statement to conform these statements to actual results or to changes in our expectations.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies shall vote the shares they represent in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to vote either by internet, phone or, if you received paper copies of the proxy materials, by mail. If by mail, please mark, date, and sign and return the proxy in the accompanying reply envelope, per the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer

Jupiter, Florida

April 24, 2024

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Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/10/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DYAI2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/10/2024. Have your proxy card in hand when you call and then follow the instructions.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Jack L. Kaye 02) Patrick Lucy

The Board of Directors recommends you vote FOR proposals 2 and 3.

02 0000000000

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000643823_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

DYADIC INTERNATIONAL, INC.
PROXY FOR 2024 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
June 11, 2024

The undersigned shareholder(s) of Dyadic International, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mark A. Emalfarb, and/or Ping W. Rawson, individually, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2024 Annual Meeting of Shareholders of the Company ("Annual Meeting"), to be held as a virtual meeting via the internet at www.virtualshareholdermeeting.com/DYAI2024 on June 11, 2024 at 10:00 a.m., EDT, and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, proposals on the reverse side, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of the 2024 Annual Meeting of Shareholders, accompanying Proxy Statement and Annual Report for the year ended December 31, 2023 is hereby acknowledged.

0000643823_2 R1.0.0.6

Continued and to be signed on reverse side